Exhibit 10(h)

Restatement #3 Effective: February 27, 2003

STRATUS TECHNOLOGIES, INC.

STOCK INCENTIVE PLAN

(As Amended and Restated)

Restatement No. 3

1. Establishment and Purpose of the Plan. This Stock Incentive Plan (the “Plan”) was established by Stratus Technologies, Inc. a Delaware corporation (the “Company”), formerly Stratus Computer (DE), Inc, as of March 29, 1999. The Plan is designed to enable the Company to attract, retain and motivate directors, officers, employees and consultants of the Company and its direct and indirect subsidiaries and affiliates by providing for or increasing their proprietary interest in the Company’s indirect stockholder, Stratus Technologies Group, S.A., formerly Stratus Computer Systems International S.A., a company established under the laws of Luxembourg (“Stratus Holdings”). The Plan provides for the grant of options (“Options”) that qualify as incentive stock options (“Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as Options that do not so qualify (“Non-Qualified Options”) to acquire Shares (as defined below) of Stratus Holdings, for the grant of stock appreciation rights (“SARs”) with respect to Shares of Stratus Holdings and for the sale or grant of restricted stock (“Restricted Stock”) to purchase Shares of Stratus Holdings.

2. Amendment and Restatement of Prior Plan. This Restatement No. 3, effective February 27, 2003, authorizes an increase in the maximum number of shares that may be granted as Options or sold as Restricted Stock hereunder from 19,250,000 to 32,530,970. The Plan, initially adopted on March 29, 1999, was amended for the first time on July 24, 2000, the sole purpose of which was to increase the maximum number of shares that may be granted as Options or sold as Restricted Stock thereunder from 16,000,000 to 19,250,000. Restatement No. 2 reflected corporate name changes authorized on March 23, 2001: Stratus Computer Systems International S.A. changed its name to Stratus Technologies Group, S.A. and Stratus Computer (DE) changed its name to Stratus Technologies, Inc.

3. Stock Subject to Plan.

(a) The number of shares of stock that may be subject to Options or Stock Appreciation Rights granted hereunder plus the number of shares of stock that may be granted or sold as Restricted Stock hereunder shall not in the aggregate exceed 32,530,970 shares of Stratus Holdings’ ordinary shares, par value $1.50 per share (the “Shares”), subject to adjustment under Section 14 hereof; provided further that the number of Shares that a Participant (as hereinafter defined) may receive pursuant to the Plan shall in no event exceed 2,000,000 in any year. The Shares that may be subject to Options granted and Restricted Stock sold or granted under the Plan may be authorized and unissued Shares or Shares reacquired by Stratus Holdings and held as treasury stock.

(b) Shares that are subject to the unexercised portions of any Options that expire, terminate or are canceled, and Shares that are subject to any Stock Appreciation Rights that expire, terminate or are canceled, and Shares of Restricted Stock that are reacquired by Stratus Holdings pursuant to the restrictions thereon, shall again be available for the grant of Options or Stock Appreciation Rights and the sale or grant of Restricted Stock under the Plan. If a Stock Appreciation Right is exercised, any Option or portion thereof that is surrendered in connection with such exercise shall terminate and the Shares theretofore subject to the Option or portion thereof shall not be available for further use under the Plan.

4. Shares Subject to Drag-Along and Tag-Along Rights. All Shares issuable under Options or Stock Appreciation Rights and all Shares of Restricted Stock sold or granted pursuant to this Plan shall be subject to the terms and restrictions contained in Exhibit A hereto, which exhibit is hereby incorporated into and made a part of the Plan and each agreement entered into under the Plan. In addition, a copy of Exhibit A shall be delivered to the recipient of an Option, Stock Appreciation Right or Restricted Stock at the time of grant or issuance.

5. Administration of the Plan.

(a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Board”) of the Company or such other committee as appointed by the Board (the “Committee”). If the Board determines that the Compensation Committee should not administer the Plan and if no other persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. The Board shall have the discretion to add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee.

(b) All actions of the Committee shall be authorized by a majority vote thereof at a duly called meeting, which meeting may be telephonic if permitted under applicable law, or by written consent of all members of the Committee. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations thereunder, and the agreements and other instruments evidencing Options and Stock Appreciation Rights granted and Restricted Stock sold or granted under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon the Participants, as hereinafter defined. Notwithstanding the foregoing, a dispute arising under an Agreement (as defined below) shall be resolved pursuant to any applicable dispute resolution mechanism set forth in such Agreement, if any.

(c) Subject to the express provisions of the Plan, the Committee shall determine the number of Shares subject to grants or sales and the terms thereof, including the provisions relating to the exercisability of Options and Stock Appreciation Rights, lapse and non-lapse restrictions upon the Shares obtained or obtainable under the Plan and the termination and/or forfeiture of Options and Stock Appreciation Rights and Restricted Stock under the Plan. The terms upon which Options and Stock Appreciation Rights are granted and Restricted Stock is sold or granted shall be evidenced by a written agreement, executed by the Company and the Participant (each, an “Agreement”), containing such terms and conditions as may be approved by the Committee; provided that such terms and conditions are consistent with the express terms and conditions of the Plan.

6. Eligibility. Persons who shall be eligible for grants of Options or Stock Appreciation Rights or sales or grants of Restricted Stock hereunder shall be those directors, officers, employees and consultants of the Company or a direct or indirect subsidiary or affiliate of the Company that the Committee may from time to time designate to participate under the Plan (“Participants”) through grants of Non-Qualified Options, Incentive Stock Options, Stock Appreciation Rights, and/or through sales or grants of Restricted Stock.

7. Terms and Conditions of Options. No Incentive Stock Option shall be granted for a term of more than ten years and no Non-Qualified Option shall be granted for a term of more than ten years and thirty days. Options may, in the discretion of the Committee, be granted with associated Stock Appreciation Rights or be amended so as to provide for associated Stock Appreciation Rights. The Agreement may contain such other terms, provisions and conditions as may be determined by the Committee as long as such terms, conditions and provisions are consistent with the Plan. The Committee shall designate as such those Options intended to be eligible to qualify and be treated as Incentive Stock Options and, correspondingly, those Options not intended to be eligible to qualify and be treated as Incentive Stock Options.

8. Exercise Price of Options.

(a) The exercise price for each Non-Qualified Option granted hereunder shall be set forth in the Agreement. For so long as required under Section 422 of the Code and the regulations promulgated thereunder (or any successor statute or rules), the exercise price of any Option intended to be eligible to qualify and be treated as an Incentive Stock Option shall not be less than the fair market value of the Shares on the date such Incentive Stock Option is granted, except that if such Incentive Stock Option is granted to a Participant who on the date of grant is treated under Section 424(d) of the Code as owning stock (not including stock purchasable under outstanding options) possessing more than ten percent of the total combined voting power of all classes of Stratus Holdings’ stock, the exercise price shall not be less than one hundred ten percent (110%) of the fair market value of the Shares on the date such Incentive Stock Option is granted.

(b) Unless provided otherwise in a Participant’s Agreement, the fair market value of Shares for the purposes of this Plan shall be determined by the Committee, whose valuation shall be binding upon each Participant.

(c) Payment for Shares purchased upon exercise of any Option granted hereunder shall be in cash, cashier’s check, certified bank check or by wire transfer to the Company or Stratus Holdings, as directed by the Committee, at the time of exercise, except that, if either the Agreement so provides or the Committee so permits, and if the Company is not then prohibited from doing so, such payment may be made in whole or in part with surrendered or withheld shares of stock of the same class as the stock then subject to the Option. In addition, the Committee may on an individual basis permit payment or agree to permit payment by such other alternative means as may be lawful, including the delivery of an executed exercise notice together with irrevocable instructions to a broker promptly to deliver to the Company or Stratus Holdings the amount of sale or loan proceeds required to pay the exercise price.

9. Non-transferability. Unless provided otherwise in the Participant’s Agreement, any Option granted under this Plan shall, by its terms, be nontransferable by the Participant other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to the Participant), and is exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

10. Incentive Stock Options. The provisions of the Plan are intended to satisfy the requirements set forth in Section 422 of the Code and the regulations promulgated thereunder (including the aggregate fair market value limits set forth in Section 422(d) of the Code) with respect to Incentive Stock Options granted under the Plan. For so long as required under Section 422 of the Code and the regulations promulgated thereunder (or any successor statute or rules), during the term of the Plan, the aggregate fair market value of the Shares with respect to which Incentive Stock Options are first exercisable by a Participant during any calendar year shall not exceed $100,000. For the purpose of this Section 10, the fair market value of the Shares shall be determined at the time the Incentive Stock Option is granted.

11. Stock Appreciation Rights. The Committee may, under such terms and conditions as it deems appropriate, grant to any Participant selected by the Committee Stock Appreciation Rights, which may or may not be associated with Options. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount equal to the excess of the fair market value, as defined by the Committee, of the underlying Shares on the date of exercise over the Stock Appreciation Right’s exercise price. Such payment may be made in additional Shares valued at their fair market value on the date of exercise or in cash, or partly in Shares and partly in cash, as the Committee may designate. The Committee may require that any Stock Appreciation Right shall be subject to the condition that the Committee may at any time in its absolute discretion not allow the exercise of such Stock Appreciation Right.

12. Restricted Stock. The Committee may sell or grant Restricted Stock under the Plan (either independently or in connection with the exercise of Options or Stock Appreciation Rights under the Plan) to Participants selected by the Committee. The Committee shall in each case determine the number of Shares of Restricted Stock to be sold or granted, the price at which such Shares are sold, if applicable, and the terms and duration of the restrictions to be imposed upon those Shares.

13. Investment Representation. Each Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Participant shall deliver to the Committee at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option and prior to the expiration of the option period shall be a condition precedent to the right of the Participant or such other person to purchase any Shares.

14. Adjustments.

(a) If at any time the securities of the class(es) then subject to this Plan are changed into, or such outstanding securities are exchanged for, a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number, exercise or sale price and/or type of shares or securities for which Options and Stock Appreciation Rights may thereafter be granted and Restricted Stock may be sold or granted under the Plan. The Committee also shall designate the appropriate changes that shall be made in Options and Stock Appreciation Rights and rights to purchase Restricted Stock under the Plan, and the Committee may do so either at the time the Option, Stock Appreciation Right or right to purchase Restricted Stock is granted or sold, or at the time of the event causing the adjustment. Any such adjustment in outstanding Options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options. Any such adjustment in rights to purchase Restricted Stock shall be made without changing the aggregate purchase price of such Restricted Stock.

(b) Notwithstanding Section 14(a), no right to purchase fractional Shares or fractions of other securities shall result from any adjustment pursuant to this Section. In case of any such adjustment, the Shares or other securities subject to the Option or right to purchase Restricted Stock shall be rounded down to the nearest whole Share or other security, as the case maybe.

15. Duration of Plan. Options may not be granted and Restricted Stock may not be sold or granted under the Plan after March 1, 2009.

16. Amendment and Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan. The Committee may amend the Plan or any Agreement issued hereunder to the extent necessary for any Option or Stock Appreciation Right granted or Restricted Stock sold or granted under the Plan to comply with applicable tax or securities laws.

(b) No Option or Stock Appreciation Right may be granted or Restricted Stock sold or granted during any suspension of the Plan or after the termination of the Plan. No amendment, suspension or termination of the Plan or of any Agreement issued hereunder shall, without the consent of the affected holder of such Option or Stock Appreciation Right or Restricted Stock, adversely alter or otherwise impair any rights or obligations in any outstanding Option or Stock Appreciation Right or Restricted Stock granted or sold to such holder under the Plan.

17. Nature of Plan. This Plan is intended to qualify as a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933.

18. Cancellation of Options or SARs. Any Option or SAR granted under the Plan may be canceled at any time with the consent of the holder and a new Option or SAR may be granted to such holder in lieu thereof.

19. Withholding Taxes. Whenever Shares are to be issued with respect to the exercise of Options or amounts are to be paid or income earned with respect to Stock Appreciation Rights or Restricted Stock under the Plan, the Committee in its discretion may require the Participant to remit to the Company, prior to the delivery of any certificate or certificates for such Shares or the payment of any such amounts, all or any part of the amount determined in the Committee’s discretion to be sufficient to satisfy federal, state and/or local withholding tax obligations (the “Withholding Obligation”) that the Company or its counsel determines may arise with respect to such exercise, issuance or payment. Pursuant to a procedure established by the Committee or as set forth in the Agreement, the Participant may (a) request the Company to withhold delivery of a sufficient number of Shares or a sufficient amount of the Participant’s compensation or (b) deliver a sufficient number of previously-issued Shares, to satisfy the Withholding Obligation.